EXHIBIT A
                            [FORM OF PROMISSORY NOTE]


THIS SECURED CONVERTIBLE PROMISSORY NOTE (A) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS, AND (B) MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.


                       SECURED CONVERTIBLE PROMISSORY NOTE


$[_________]                                                   November 27, 2001
                                                     Hopewell Junction, New York


     For value received, eMagin Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of [_____________________] or its assigns (the "Lender"), subject to the provisions set forth below, in lawful money of the United States of America and in immediately available funds, the principal sum of $[_________], plus interest, payable on the dates and in the manner set forth below.

     This Convertible Secured Promissory Note (the "Note") is one of the notes (the "Notes") referred to in that certain Secured Note Purchase Agreement, dated as of November 27, 2001 (the "Closing Date"), by and between the Borrower and the other Investors as may be from time to time listed therein (as the same may from time to time be amended, modified or supplemented, the "Note Purchase Agreement"), which have been or are to be issued by the Borrower pursuant to, and subject to the terms of, the Note Purchase Agreement, and this Note is entitled to the benefits provided for therein. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement (as defined below).

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of this Note shall be payable on August 30, 2002 (the "Maturity Date"), unless this Note has been converted or redeemed as described in Section 5, Section 9 or Section 10 below (each such event, an "Early Termination Event").

     2. INTEREST RATE. The Borrower further promises to pay interest on the sum of the unpaid principal amount of this Note outstanding on each day, from the date of this Note until all of the principal shall have been repaid in full or pursuant to an Early Termination Event.



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Interest shall accrue at the rate of 9% per annum.  Interest shall be payable on the Maturity Date (or on the effective date of an Early Termination Event) and shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Any principal payment or interest payment on the unpaid principal amount of this Note not paid when due, whether at the Maturity Date, on the effective date of an Early Termination Event, by acceleration or otherwise, shall bear interest at eleven percent (11%) or the maximum rate permissible by law, whichever is less.

     3. SECURITY. The full amount of the Notes are secured by a general security interest under a Security Agreement (the "Security Agreement"), dated as of November 20, 2001, between the Borrower, as Assignor, and Verus Support Services Inc., as collateral agent for the benefit of the holders of Notes, with such security interest granted for the ratable benefit of the holders of the Notes. Reference is hereby made to the Security Agreement for a statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Note. Borrower shall not, directly or indirectly create, permit or suffer to exist, and shall defend the Collateral against and take such further action as is necessary to remove any Liens (excluding Permitted Liens) on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

     4. PLACE OF PAYMENT. All amounts payable hereunder shall be payable to the Lender in the manner specified by the Lender to the Borrower in writing. In the event that payment is to be made by wire transfer, such payment shall be made on a day that banks are open for business in New York, New York (each, a "Business Day"). If any payment becomes due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

     5. MANDATORY CONVERSION. Subject to the last sentence of this Section 5, at any time after the closing of a bona fide sale of convertible debt securities or equity securities of the Borrower, on terms, and considering all material terms of such transaction, that are equal to or are accretive or no less favorable to the Company to those of the transactions represented by the Note Purchase
Agreement under which this Note is issued and in which the gross proceeds received by the Borrower are, in the aggregate, in the minimum amount of $10 million, prior to the Maturity Date (collectively, the "Next Round of Financing"), the aggregate principal amount of and accrued interest (subject to the following) on this Note, at the Company's option, shall be converted (the "Mandatory Conversion") at the Conversion Price into an amount of shares of the common stock of the Borrower (the "Common Stock"). The "Conversion Price" shall be equal to 105% of the average of the closing prices of the shares of the Common Stock of the Company as reported on The American Stock Exchange by the Wall Street Journal, New York City edition, for the ten (10) trading days
immediately   preceding  the  Closing  Date  (subject  to  adjustment   for  any
stock-split, stock dividends, stock combination, recapitalization and like occurrences to occur after the date hereof). Notwithstanding anything to the contrary, the Company shall not be entitled to convert the Notes pursuant to a Mandatory Conversion unless the shares of Common Stock to be issued to the Lender pursuant to such conversion (i) have been registered under the Securities Act of 1933, as amended, and (ii) are listed on the principal stock exchange or automated quotation system on which the Common Stock is then listed.

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     6.  MECHANICS OF  CONVERSION.  Upon any  conversion  of this Note,  (i) the entire principal balance of and all accrued but unpaid interest under this Note shall be converted and this Note shall become fully paid and satisfied, (ii) the Lender shall surrender and deliver this Note, duly endorsed, to the Borrower's office or such other address which the Borrower shall designate against delivery of the certificates representing the new securities of the Borrower, and (iii) in exchange for the surrendered Note described in the preceding clause 6(ii), the Company shall provide the Lender with irrevocable instructions addressed to the Company's transfer and exchange agent to issue such number of unrestricted, freely tradeable shares of Common Stock and listed on the principal stock exchange or automated quotation system on which the Common Stock is then listed.

     7. ISSUE TAXES. The Borrower shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of shares of capital stock on conversion of this Note pursuant hereto; provided, however, that the Borrower shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     8. DEFAULT. It shall be an event of default ("Event of Default") and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, automatically and without presentment, protest, demand or notice of any kind, all of which are expressly waived by the undersigned, in the case of those events described in paragraphs (d), (e), (f) and (k), and in the case of any other such event at the election of Lender, upon the occurrence of any of the following events:

     (a) Any failure on the part of Borrower to make any payment in respect of this Note when due, whether by acceleration or otherwise (including without limitation in connection with any repurchase obligation);

     (b) Borrower shall default in the performance or compliance with any other covenant or agreement of Borrower contained in this Note or the Note Purchase Agreement, and the continuation of such default for a period of 30 days;

     (c) Any representation or warranty of Borrower contained in the Note Purchase Agreement shall prove to have been untrue in any material respect as of the date of the Note Purchase Agreement;

     (d) Borrower shall default in the payment of principal, premium or interest on any material indebtedness for borrowed money, or shall default in the performance of or compliance with the terms of any related documentation, and in connection with any such default such indebtedness becomes due and payable prior to its stated maturity;

     (e) Borrower shall commence or consent to any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

     (f) A proceeding shall be commenced against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, and such proceeding is not stayed or dismissed within 45 days after the commencement thereof;

     (g) Borrower consents to or suffers the appointment of a guardian, receiver, trustee or custodian to any substantial and material part of its assets that is not vacated within 45 days;

     (h) Final judgment in excess of $250,000 (excluding insured portions) is entered against Borrower and is not stayed, bonded or discharged within 30 days;

     (i) The dissolution or termination of existence of Borrower;

     (j) Any material default by the Company under the Security Agreement; or

     (k) The failure by the Company prior to November 30, 2001 to execute the reduction of monthly expenditures by approximately two-thirds for a targeted post-November 30, 2001 monthly "burn rate" of $350,000 or less; provided, however, that this Section 8(k) shall have no force and effect should the Company conclude (by the execution of transaction documents and receipt of funds) an equity or convertible debt securities financing of at least $10 million dollars prior to November 30, 2001.

     So long as an Event of Default exists, the Lender may declare the entire principal and unpaid accrued interest herein immediately due and payable, without any cure period thereof, by notice in writing to the Borrower.

     9. OPTIONAL CONVERSION BY HOLDER. Upon twenty (20) calendar days' notice to the Borrower, the Lender may convert the aggregate principal amount of and accrued interest outstanding (as of the date for such conversion provided in such notice) on this Note at the Conversion Price into an amount of shares of the Common Stock.

     10. CHANGE OF CONTROL OF BORROWER. (a) Upon the occurrence of a Change of Control, the Borrower will have the right (the "Call Right"), at its sole option, upon five day's written notice to the Lender delivered not more than 30 days after the effective date of such Change of Control (the "Call Period") to purchase all (but not less than all) of the aggregate principal amount of this Note from the Lender at a price equal to 250% of the principal amount hereof, plus all accrued and unpaid interest thereon through, but not including the date on which this Note is repurchased (the "Repurchase Price"). If the Borrower shall not have exercised such right within the Call Period, the Lender shall have the right (the "Put Right"), at its sole option, for a period of 30 days commencing on the expiry of such Call Period (the "Put Period"), to require the Lender purchase all (but not less than all) of the aggregate principal amount of this Note at the applicable Repurchase Price.

     (b) Immediately upon the occurrence of any Change of Control, the Borrower shall provide notice to the Lender stating that a Change of Control has occurred and the applicable expiry dates for the Call Period and the Put Period.

     (c) If the Borrower shall elect to exercise its Call Right, the Borrower shall provide written notice thereof to the Lender before the expiry of the Call Period, such notice to include the repurchase date for this Note which shall be no earlier than 15 days nor later than 30 days from the date such notice is delivered. Notwithstanding anything to the contrary set forth herein, any Note called for repurchase by the Borrower may be voluntarily converted by the Lender at any time prior to the repurchase date specified in the Borrower's call notice.

     (d) If the Lender shall elect to exercise its Put Right after the expiry of the Borrower's Call Right, the Lender shall provide written notice thereof to the Borrower (the "Put Notice") before the expiry of the Put Period and upon receipt thereof, the Borrower shall provide notice to the Lender of the applicable repurchase date for this Note which shall be no earlier than 15 days nor later than 30 days from the date such Put Notice is delivered to the Borrower.

     (e) On any purchase date of a redemption of this Note under this Section 10, the Borrower shall deliver to the Lender the Repurchase Price and the Lender shall deliver to the Borrower this Note for cancellation.

     (e) As used in this Section 10, the following capitalized terms shall have the following meanings:

     "Change of Control" shall mean the occurrence of any of the following events: (i) a majority of the Board of Directors of the Borrower shall consist of persons who are not Continuing Directors of the Borrower; or (ii) the acquisition by any person or Group of the power, directly or indirectly, to vote or direct the voting of Common Stock having a majority of the ordinary voting power for the election of directors of the Borrower.

     "Continuing Director" means, as of the date of determination, any person who (i) was a member of the Board of Directors of the Borrower on the Closing Date or (ii) was nominated for election or elected to the Board of Directors of the Borrower with the affirmative vote of a majority of the Continuing Directors of the Borrower who were members of such Board of Directors at the time of such nomination or election.

     "Group" shall mean any "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     11. WAIVER. The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorney's fees, costs and other expenses.

     12. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of law principles that would cause the application of laws of any other jurisdiction.

     13. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to the Borrower and shall extend to any permitted holder hereof. The Borrower may not assign or transfer this Note or any of its obligations under this Note without the prior written consent of the Lender unless such transfer is to an institutional "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended and provided that the transferee of such transfer is not a competitor, directly or indirectly, of the Borrower.

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     14. NOTICES.  Any notices required to be delivered under this Note shall be delivered pursuant to the notice procedures set forth in the Note Purchase Agreement.

     15. MODIFICATION.  This Note may be altered only by prior written agreement
signed  by  the  party  against  whom   enforcement   of  any  waiver,   change,
modification, or discharge is sought.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Note as of date first written above.


                                        EMAGIN CORPORATION



                                        By:
                                           --------------------------
                                             Name:
                                             Title: